Exhibit 10.3
EMPLOYMENT AND NON-COMPETE AGREEMENT
     This EMPLOYMENT AND NON-COMPETE AGREEMENT (“Agreement”) is entered into as of May 10, 2011 (the “Effective Date”) by and between SWISHER HYGIENE INC., a DELAWARE corporation (the“Company”), and Michael Kipp, an individual resident of the State of Vermont (the “Employee”).
     WHEREAS, the Employee has been providing consulting services for the Company;
     WHEREAS, the Company desires to hire Employee as Senior Vice President, Chief Financial Officer and accordingly the Employee desires to accept employment;
     WHEREAS, in his position of confidence and trust, Employee will have substantial contact with and gain significant knowledge of the Company’s trade secrets and confidential and proprietary information; and
     WHEREAS, the Company wishes to protect its confidential and trade secret information, intellectual property and other legitimate business interests;
     Now, therefore, in consideration of Employee’s employment with the Company, Employee’s receipt of Company’s confidential and trade secret information, the promises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Employment; Term; Compensation.
          (a) Employment. The Company agrees to hire Employee as Senior Vice President, Chief Financial Officer, and the Employee agrees to accept employment, subject to the terms and conditions of this Agreement.
          (b) Term. The period during which the Employee shall serve as Senior Vice President, Chief Financial Officer of the Company shall commence on the Effective Date and, unless earlier terminated pursuant to this Agreement, shall expire twenty-four months from the anniversary of the Effective Date (the “Term”).
          (c) Duties and Responsibilities. During the Term, the Employee shall have such authority and responsibility and perform such duties as may be assigned to the Employee from time to time at the direction of the CEO or his designee (the “CEO “) and in the absence of such assignment, such duties customary to Employee’s position as are necessary to the business and operations of the Company. During the Term, the Employee’s employment shall be full time and the Employee shall perform Employee’s duties honestly, diligently, competently, in good faith and in the best interests of the Company and shall use Employee’s best efforts to promote the interests of the Company.
          (d) Compensation. In consideration of the Employee’s services hereunder and strict compliance with the restrictive covenants and other obligations imposed on the Employee in this Agreement, the Employee shall be paid an annual base salary of $220,000.00 (the “Salary”), less applicable deductions and withholdings, payable in equal installments and in accordance with the Company’s customary payroll practices, which Salary may be reviewed and adjusted annually by the Chief Executive Officer or the Compensation Committee of the Board of Directors of the Company, whichever is appropriate
          (e) Discretionary Incentive Bonus. During the Term, Employee shall be eligible to receive a bonus (“Bonus”) in accordance with the terms and conditions set forth in the Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Plan which is incorporated as Schedule A of this Agreement, as the same may be modified by the Company from time to time (the “Bonus Plan”).
          (f) Stock Incentive Plan. During the Term, Employee shall be eligible to participate in the Company’s Stock Incentive Plan at the time of entering into this Agreement and shall be entitled to periodic grants consistent with the Company’s policies generally applicable to its employees of comparable rank and status as the Employee, in each case subject to and in accordance with the terms and conditions of such plans and policies as in effect from time to time.

          (g) Other Compensation Plans. During the Term, Employee shall be eligible to participate in other compensation and benefit plans that the Company may offer and his participation therein shall be consistent with the Company’s policies generally applicable to its employees of comparable rank and status as the Employee, in each case subject to and in accordance with the terms and conditions of such plans and policies as in effect from time to time.
          (h) Benefits. During the Term, Employee shall be eligible to participate in the Company’s health insurance plans at the time of entering into this Agreement and in the Company’s 401k plan, and shall be entitled to vacation days consistent with the Company’s vacation policies generally applicable to its employees of comparable rank and status as the Employee, in each case subject to and in accordance with the terms and conditions of such plans and policies as in effect from time to time.
          (i) No Other Compensation or Benefits; Payment. The compensation and benefits specified in this Section 1 of this Agreement shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Employee hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.
     2. Termination.
          (a) Death, Disability and Cause. At any time during the Term, the Company shall have the right to terminate the Term and to discharge the Employee for Cause (as herein defined) effective upon delivery of written notice to the Employee. Upon any such termination by the Company for Cause, the Employee or the Employee’s legal representatives shall be entitled to: (i) that portion of the unpaid Salary prorated through the date of termination, and the Company shall have no further obligations hereunder from and after the date of such termination. In particular, but without limitation of the foregoing, upon any termination by the Company of Employee’s employment for Cause, the Company shall have no obligation to pay Employee any unpaid Bonus that has not become due or payable at the time of the Company’s termination of Employee’s employment and shall have no further obligation to provide Employee with any of the Benefits described in Section 1(f) except as required by law or any applicable plan. Termination for “Cause” shall mean termination because of (i) the Employee’s breach of any of the Employee’s covenants contained in this Agreement or breach of any representation or warranty in this Agreement, (ii) the Employee’s failure or refusal to perform any of the duties or responsibilities required to be performed by the Employee , (iii) the Employee’s gross negligence or willful misconduct in the performance of the Employee’s duties hereunder, (iv) the Employee’s commission of an act of dishonesty affecting the Company or the commission of an act constituting common law fraud or a felony, (v) the Employee’s commission of an act (other than the good faith exercise of the Employee’s business judgment in the exercise of the Employee’s responsibilities) resulting in any damages to the Company, (vi) the Employee’s death or (vii) the Employee’s inability to perform any of the Employee’s duties or responsibilities as provided in this Agreement due to the Employee’s physical or mental disability or illness extending for, or reasonably expected to extend for, greater than sixty (60) days (as determined in good faith by the CEO). If the Employee shall resign or otherwise terminate the Employee’s employment with the Company (other than for “Good Reason” as set forth under Section 2(d)), either expressly or by abandonment, the Employee shall be deemed for purposes of this Agreement to have been terminated for Cause. The determination of whether Cause exists shall be made by the CEO or its designee, in its sole discretion, and such determination shall be final, absolute and binding on the Employee.

          (b) Without Cause. At any time during the Term, the Company shall have the right to terminate the Term and to discharge the Employee without Cause effective upon delivery of written notice to the Employee. If Employee is terminated by the Company during the Term without Cause, the Employee shall be entitled to receive (i) continued payment of the Employee’s Salary (less applicable taxes and withholdings required by law) for a period of twelve (12) months following the date of termination or through the end of the Term, whichever is greater, payable when and as the same would have been due and payable under the terms of this Agreement but for such termination; provided, however, if Employee is a full-time resident of Mecklenburg County North Carolina, or any county bordering Mecklenburg County, North Carolina, on the date of termination of employment, Employee will be entitled to continued payment of his Salary (less applicable taxes and withholdings required by law) for a period of fifteen (15) months following the date of termination of employment or through the end of the Term, whichever is greater payable when and as the same would have been due and payable under the terms of this Agreement but for such terminationand (ii) any then unpaid Bonus then due and payable to Employee pursuant to the terms of the Bonus Plan, if any (and otherwise the Company shall have no further obligations hereunder from and after the date of such termination). The parties agree that the Employee shall only be entitled to the payments under this paragraph as long as the Employee is, and following termination of his employment remains, in strict compliance with the provisions of Sections 3, 4, 5 and 7 of this Agreement. Employee acknowledges that if he is terminated without Cause, he will not be entitled to payment of any other benefits by Company after the date of termination.
          (c) Employee may terminate employment upon written notice of termination and will be paid the regular salary to the date of termination, plus any accrued and unused vacation, but will not be entitled to any portion of any unpaid Bonus that has not become due or payable at the time of the termination, although the Company may, in its sole discretion, elect to make such payment in the form of a severance payment.
          (d) Termination by Employee for Good Reason. The Employee may terminate this Agreement and his employment for Good Reason, as defined herein; upon written notice to the Chief Executive Officer of the Company setting forth in reasonable detail the facts and circumstances upon which the Employee shall have determined that Good Reason exists. For purposes herein, “Good Reason” shall mean the occurrence of a Change in Control (as defined below) and Employee is not appointed to a position with acquirer of comparable title and duties, unless the Employee rejects the offer of the position. For purposes hereof, “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:
     (i) the sale of all or substantially all of the Company’s assets to a single unaffiliated purchaser or group of associated unaffiliated purchasers; or
     (ii) the sale, exchange or other disposition, in one transaction or series of related transactions, of a majority of the Company’s outstanding voting capital stock to an unaffiliated company; or
     (iii) the Company’s decision to terminate its business and liquidate its assets; or
     (iv) the merger or consolidation of the Company with an unaffiliated company as a result of which the owners of the Company’s outstanding voting capital stock prior to such transaction cease to own a majority of the outstanding voting capital stock of the surviving company immediately after the consummation of such transaction;

provided, however, that for a termination of employment by the Employee to be for Good Reason, the Employee must notify the Company in writing of the event giving rise to Good Reason within sixty (60) days following the occurrence of the event (or if later the Employee’s knowledge of occurrence of the event), the event must remain uncured after the expiration of thirty (30) days following the delivery of written notice of such event to the Company by the Employee, and the Employee must resign effective no later than thirty (30) days following the Company’s failure to cure the event. In the event that the Employee’s employment is terminated by the Employee for Good Reason, the Employee shall be entitled to receive the greater of: (i) the full amount of his compensation through the end of the Term or (ii) the full amount of his compensation for a period of eighteen (18) months, plus accrued and unused vacation.
     3. Restrictive Covenants.
          (a) In consideration of the foregoing, the Employee agrees that during the Term and for a period of two (2) years following termination of the Term for any or no reason, whether any such termination is voluntary or involuntary, the Employee shall not directly or indirectly, on his/her own behalf or on behalf of others:
     (i) alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder of any company, entity or business, in the same or similar capacity to that which s/he occupied while in the Company’s employ, compete with the Company by engaging in, or financing, or providing financial assistance with respect to, or otherwise participating or being involved in any business activity that is the same as or similar to, or that is otherwise directly or indirectly in competition with, the Protected Business (as herein defined) conducted by the Company or any of the other Employer Companies (as herein defined) anywhere in the Restricted Territory (as herein defined); provided, however, that the beneficial ownership of less than two percent (2%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;
     (ii) (A) induce, encourage, or attempt to influence any Customer, franchisee or licensee of the Company or any of the other Employer Companies to purchase products or services which are the same or substantially similar to those offered by the Company to the Customer, franchisee, or licensee from any business that is directly or indirectly in competition with the Protected Business conducted by the Company or any of the other Employer Companies; (B) canvass, solicit or accept from any person or entity which is a Customer, franchisee or licensee of the Protected Business conducted by the Company or any of the other Employer Companies, any such competitive business anywhere in the Restricted Territory; or (C) request or advise any Customer, supplier, franchisee or licensee of the Protected Business conducted by the Company or any of the other Employer Companies to withdraw, curtail or cancel any such Customer’s, franchisee’s or licensee’s business with the Company or any of the Employer Companies; and/or
     (iii) employ or engage any person or entity who is then employed or engaged by the Company or any of the other Employer Companies, or in any manner seek to induce any employee or independent contractor of the Company or any of the other Employer Companies to leave its, his or her employment or engagement.
          (b) “Protected Business” Defined. As used in this Agreement, the term “Protected Business” means the business of owning, operating, franchising or licensing any business that provides any or all of the following to restaurants, retail stores and/or other types of commercial establishments: (i) cleaning or sanitizing solutions, (ii) paper products typically used in restrooms/kitchens and/or related services, (iii) chemical and laundry solutions and/or products, and/or (iv) any other business then being conducted by the Company and in which Employee was substantially involved or about which he obtained confidential information by virtue of his employment.

          (c) “Customer” Defined. As used in this Agreement, the term “Customer” means those individuals or entities who were customers of Company at the time of Employee’s termination or at any time during the one (1) year period prior to Employee’s termination and: (i) with whom Employee (or Employee’s direct reports) had contact or (ii) to whom Employee (or Employee’s direct reports) provided services on the Company’s behalf during the one year period prior to Employee’s termination, or (iii) about whom Employee obtained confidential information by virtue of his/her employment with the Company; provided, however, any customer who terminated their relationship with the Company during this one (1) year period for reasons not related to Employee will not be considered a customer of the Company.
          (d) “Employer Companies” Defined. As used in this Agreement, the term “Employer Companies” means the Company or its parent companies, wholly owned subsidiaries, franchisees, and any other company in which Company owns a controlling interest.
          (e) “Restricted Territory” Defined. As used in this Agreement, the term “Restricted Territory” means:
     (i) anywhere in the world (without limiting the foregoing, this includes any and all countries, markets or geographical areas anywhere in the world where the Company or any of the other Employer Companies conducts or may conduct the Protected Business, or in which any of their products or services are offered, marketed, distributed or sold, or into which area the Company or any of the Employer Companies is seeking or is expected to expand at the time Employee commences to engage in the prohibited activity).
     (ii) anywhere in the United States;
     (iii) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, North Carolina, New York, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming
     (iv) any city of the United States where the Employee conducted business on behalf of the Company or any of the other Employer Companies;
     (v) within a radius of fifty (50) miles of any franchisee of the Company; or
     (vi) any city where any franchisee of the Company is located.
          (f) Acknowledgement. The Employee acknowledges and agrees that during employment with the Company, Employee has gained, and/or will gain, the trust of the Company’s customers, accounts and prospects; that the Employee has gained and will continue to have access to the Company’s confidential, proprietary and trade secret information; that the Company’s competitors would obtain an unfair advantage if Employee were able to exploit the relationships s/he developed as an employee of the Company to solicit business on behalf of a competitor; that the Company has spent, or will spend considerable time and resources on Employee during Employee’s employment; and that the Company has a legitimate need to protect itself against unfair competition. Each party hereto further acknowledges that (i) the Protected Business is international and worldwide in scope; (ii) the products and services related to the Protected Business are marketed throughout the world; (iii) the provisions of this Agreement are reasonable and necessary to protect and preserve the interests of the Company and the other Employer Companies and their right to operate the Protected Business; and (iv) the Company and the other Employer Companies would be irreparably damaged if Employee were to breach any of the covenants set forth in Section 3 of this Agreement.

     4. Confidentiality and Work Product.
          (a) Confidentiality. The Employee agrees that at all times during and after the Term, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning any of the Employer Companies and their respective businesses and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information (collectively hereinafter referred to as “Confidential Information”), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, pricing information, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists, supplier lists or lists of prospective franchisees or licensees, (ii) use the Confidential Information solely in connection with the Employee’s employment with the Employer Companies and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to any third parties, without the prior written consent of the Company, and (iv) observe all security policies implemented by the Company from time to time with respect to the Confidential Information. In the event that the Employee is ordered by a court of competent jurisdiction, or other tribunal, to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Employee shall provide the Company with prompt notice of such request or order so that the Company may seek to prevent disclosure. In the case of any disclosure, the Employee shall disclose only that portion of the Confidential Information that the Employee is ordered to disclose.
          (b) Work Product. The Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, that are conceived or made by the Employee, solely or jointly with another, during the Term and that are directly related to the business or activities of the Company and that the Employee conceives as a result of the Employee’s employment by the Company. The Employee hereby assigns and agrees to assign all the Employee’s interests therein to the Company or its nominee. The Employee agrees that all such materials that the Employee develops or conceives and/or documents during the Term shall be deemed works made-for-hire for the Company within the meaning of the copyright laws of the United States or any similar or analogous law or statute of any other jurisdiction and, accordingly, the Company shall be the sole and exclusive owner for all purposes for the distribution, exhibition, advertising and exploitation of such materials or any part of them in all media and by all means now known or that may hereafter be devised, throughout the universe in perpetuity. The Employee agrees that in furtherance of the foregoing, the Employee shall disclose, deliver and assign to the Company all such conceptions, ideas, improvements and discoveries, and shall execute all such documents, including patent and copyright applications, as the Company reasonably shall deem necessary to further document the Company’s ownership rights therein and to provide the Company the full and complete benefit thereof. In the event the Company is unable, after reasonable effort, to secure the Employee’s signature on any letters, patent, copyright, or other analogous protection relating to an invention, whether because of the Employee’s physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee’s agent and attorney-in-fact, to act for and in the Employee’s behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by the Employee. Should any arbitrator or court of competent jurisdiction ever hold that the materials derived from the Employee’s contributions to the Company do not constitute works made-for-hire, the Employee hereby irrevocably assigns to the Company, and agrees that the Company shall be the sole and exclusive owner of, all right, title and interest in and to all such materials, including the copyrights and any other proprietary rights arising therefrom. The Employee reserves no rights with respect to any such materials, and hereby acknowledges the adequacy and sufficiency of the compensation paid and to be paid by the Company to the Employee for the materials and the contributions the Employee will make to the development of any such information or materials. The Employee agrees to cooperate with all lawful efforts of the Company to protect the Company’s rights in and to any or all of such information and materials and will at the request of the Company execute any and all instruments or documents necessary or desirable in order to register, establish, acquire, prosecute, maintain, perfect or defend the Company’s rights in and to such information materials. The terms of this paragraph do not apply to any invention for which both (i) no equipment, supplies, facility or trade secret information of the Company was used and (ii) which was developed entirely on Employee’s own time, unless the invention relates in any way, directly or indirectly, to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or results from any work performed by Employee for the Company.

          (c) Return of Property and Information. The Employee agrees that upon the termination of this Agreement, the Employee shall transfer and return to the Company all things belonging to the Company, including, without limitation, any and all cellular telephones, computers, monitors, modems, keyboards, pagers, facsimile machines, corporate files, documents, records, notebooks, disk, diskettes or other software media, and similar repositories of or containing trade secrets and other Confidential Information of or about the Company or its customers, including without limitation, copies thereof then in the Employee’s possession, whether prepared by the Employee or others.
     5. No Prior Agreement. The Employee hereby represents and warrants to the Company that the execution of this Agreement by the Employee and the Employee’s employment by the Company and the performance of the Employee’s duties hereunder will not violate or cause a breach of any agreement with a former employer, client or any other person or entity. Further, the Employee agrees to indemnify the Company for all losses, liabilities, claims, costs or damages incurred by the Company, including, but not limited to, attorney’s fees, costs and expenses of investigation, arising or resulting from any claim by any third party based upon or arising out of any non-competition agreement, invention or secrecy agreement between the Employee and such third party that was in existence as of the Effective Date.
     6. Cooperation. The Employee agrees to cooperate to the full extent possible with the Company, without further compensation, through the Term, and for a reasonable period subsequent to the termination of the Term in connection with any legal matters involving potential or actual litigation relating to events that occurred during the Term and with the completion and transfer of the Employee’s work assignments and any necessary follow-up thereto.
     7. Non-disparagement. The Company and the Employee mutually agree and promise not to undertake any disparaging conduct directed at the other parties to this agreement or any of its members, managers, officers, employees, customers or affiliates, and to refrain from making any negative, disparaging, ridiculing or derogatory statements concerning the Company or the Employee or any of its members, managers, officers, employees, customers or affiliates, or the Company’s business.
     8. Acknowledgments of the Parties. The parties agree and acknowledge that the restrictions contained in Sections 3 and 4 are reasonable in scope and duration and are necessary to protect the Employer Companies. If any provision of Section 3 or 4 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, to the minimum extent necessary to make it enforceable, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Employee agrees and acknowledges that the breach of Section 3 or 4 will cause irreparable injury to the Employer Companies and upon breach of any provision of such Sections, the Employer Companies shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies that any of the Employer Companies may have (including, without limitation, the right to seek monetary damages). Employer or any of the Employer Companies may assign, without limitation, the restrictive covenants set forth in Section 3 and Section 4 hereof to any successor or assignee to its business, and any such successor or assignee may enforce any of the foregoing restrictive covenants. Notwithstanding anything to the contrary in this Agreement, each of the Employer Companies not a signatory to this Agreement is an intended third-party beneficiary of the provisions of Section 3 and Section 4 hereof and is entitled to enforce any such provisions.

     9. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, to 4725 Piedmont Row Drive, Suite 400, Charlotte, NC, 28210, Attention: CEO, and (b) if to the Employee, to the address listed on the signature page hereto or the most recent address on file.
     10. Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties hereto. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall not operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.
     11. Assignment. This Agreement, and the Employee’s rights and obligations hereunder, may not be assigned or delegated by the Employee. The Company may assign its rights, and delegate its obligations, hereunder to any affiliate of the Company or to any successor to the Company’s business. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns, and shall be enforceable by such successors and assigns.
     12. Severability; Survival. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified to the minimum extent possible so as to be enforceable (or if not subject to modification, then eliminated herefrom) for the purpose of those procedures to the extent necessary to permit the remaining provisions to be enforced. The provisions of Sections 3 through 15 of this Agreement shall survive the termination for any reason of the Employee’s relationship with the Company. The provisions of Sections 3 and 4 are separate and independent obligations of Employee and are not subject to any counterclaim, set-off or defense based on any other dispute or obligations between the parties.
     13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
     14. No Assumption Against Drafter. The parties agree that the language used in this Agreement is not to be construed in favor of or against any party solely because such party or their counsel may have drafted the Agreement.
     15. Governing Law; Waiver of Jury Trial. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of North Carolina applicable to contracts executed and to be wholly performed within such State, except that no doctrine of choice of law shall be used to apply any law other than that of the State of North Carolina. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, ALL OF THE PARTIES HERETO WAIVE ALL RIGHTS TO A TRIAL BY JURY. The parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts sitting in the county of the Company’s principal place of business as the sole and exclusive forum for such matters of dispute. The parties hereto hereby waive, to the full extent that each may effectively do so, all objections that such party may now or may hereafter acquire to, or any right or immunity on the grounds of, venue or the inconvenience of the forum of jurisdiction of such State or Federal court.

     16. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules attached hereto, if any) contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior (oral or written) agreements, understandings, representations and warranties between or among the parties with respect to such subject matter, including, without limitation, Employee’s prior employment agreement with the Company which this Agreement replaces in its entirety. The exhibits and schedules attached hereto, if any, constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person or entity, other than the parties hereto and the Employer Companies as provided above, any rights or remedies hereunder. Each party hereto agrees that, except for the statements, representations and warranties contained in this Agreement and any exhibit, schedule or document attached hereto, neither the Company nor Employee makes any other statements, representations or warranties (whether in writing or otherwise) that the other is entitled to rely upon, and each hereby disclaims any other statements, representations or warranties (whether in writing or otherwise) made by each party or, as applicable, any of the officers, directors, members, managers, employees, agents, financial and legal advisors or other representatives of such party with respect to the preparation, execution and delivery of this Agreement and any exhibit, schedule or document attached hereto, or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information (whether oral or written) with respect to any one or more of the foregoing.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SWISHER HYGIENE INC.,
By:	/s/	Steven Berrard
Name:		Steven Berrard
Title:		Chief Executive Officer

EMPLOYEE:
/s/ Michael Kipp
Name:	Michael Kipp
Title:	Chief Financial Officer Address for Notices: 171 Whitewater Circle Williston, VT 05495

EXHIBIT A
A copy of the Swisher Hygiene Inc. Senior Executive Officers Performance
Incentive Plan is attached as an exhibit to this report and is incorporated herein by reference.